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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the inclusion in the registration statement of Medical Resources, Inc. on Form S-1 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Medical Resources, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



       /s/ PricewaterhouseCoopers LLP

       Parsippany, New Jersey
       July 23, 1998